EXHIBIT 10.10


     January  29th,  2002




     Inc.  Financial  Group  LLC

www.21ep.com
------------



CONSULTING  AGREEMENT  FOR:

                           ARS NETWORKS, INCORPORATED








                            CONSULTANT  AGREEMENT
                            ---------------------

            Agreement made this 29th day of January 2002, between ARS Networks, Incorporated, 100 Walnut Street, Champlain, New York 12919 (hereinafter referred to as "Corporation"), and Inc. Financial Group LLC. at 15800 John J. Delaney
Drive,  Suite  325,  Charlotte,  NC  28277      (hereinafter  referred  to  as
"Consultant"):

     In consideration of the mutual promises contained in this Agreement, the contracting parties agree as follows:

     RECITALS:

     The Corporation desires to engage the services of the Consultant to act as special corporate development counsel for the Corporation and to perform consulting services regarding all phases of the Corporation's "Public Relations" in the area of investor relations and broker/dealer relations as such may pertain to the operation of the Corporation's business.

     The Consultant desires to consult with the Board of Directors, the Officers of the Corporation, and certain administrative staff members of the Corporation, and to undertake for the Corporation consultation as to the company's public relations activities involving corporate relations and relationships with various broker/dealers involved in the regulated securities industry.


     AGREEMENT

     TERM

     1. The respective duties and obligations of the contracting parties shall be for a period of SIX (6) months commencing on the date first appearing above. This Agreement may be terminated by either parties only in accordance with the terms and conditions set forth in Paragraph 7, below.

     SERVICES  PROVIDED  BY  CONSULTANT

     2. Consultant will provide consulting services in connection with the Corporation's "public relations" dealings with NASD broker/dealers and the investing public. (At no time shall the Consultant provide services which would require Consultant to be registered and licensed with any federal or state regulatory body or self-regulating agency.) During the term of this Agreement, Consultant will provide those services customarily provided for a public relations firm to a Corporation, including but not necessarily limited to the following:


(a) Aiding a Corporation in developing a marketing plan directed at informing the public as to the business of the Corporation; and

(b)     Providing  assistance  and expertise in devising an advertising campaign
in  conjunction   with  the  marketing  campaign  as set forth in (a) above; and
(c)     Advise the Corporation in dealing with institutional investors as it
pertains to the          Company's offerings of its securities; and
(d) Aid and advise the Corporation in establishing a means of securing nationwide interest in the Corporation's securities; and
(e)     Aid and assist the Corporation in developing an (investor friendly)
"web site"
(f)     Aid and consult the Corporation in the preparation and dissemination of
all "due          diligence" packages requested by and furnished to NASD
registered broker/dealers      and/or other institutional and/or fund managers
requesting such information from the   Corporation; and
..
          COMPENSATION

     3. In consideration for the services provided by Consultant to Corporation, the Corporation shall pay or cause to be delivered to the Consultant, on the execution of this Agreement, or as otherwise provided, the following:

(a) 1,000,000 free trading shares of company stock to be delivered day of signing.


     COMPLIANCE

     4. In the event the shares of the Corporation are not presently trading on any recognized market, the said shares delivered by Corporation to Consultant will, at that particular time, be "free trading," or, if a registration is contemplated, the shares shall have "piggy back" registration rights and will, at the expense of the Corporation, be included in said registration.

     REPRESENTATIONS  OF  CORPORATION

     5. (a). The Corporation, upon entering this Agreement, hereby warrants and guarantees to the Consultant that all statements, either written or oral, made by the Corporation to the Consultant are true and accurate, and contain no misstatements of a material fact. The Corporation acknowledges that the information it delivers to the Consultant will be used by the Consultant in preparing materials regarding the Company's business, including but not necessarily limited to, its financial condition, for dissemination to the public. Therefore, in accordance with Paragraph 6, below, the Corporation shall hold harmless the Consultant from any and all errors, omissions, misstatements, negligent or intentional misrepresentations, in connection with all information furnished by Corporation to Consultant, in accordance with and pursuant to the terms and conditions of this Agreement for whatever purpose or purposes the Consultant sees fit to use said information. The Corporation further represents and warrants that as to all matters set forth within this Agreement, the Corporation will maintain independent legal counsel to advise the Corporation of all matters concerning, but not necessarily limited to, corporate law, corporate relations, investor relations, all manners concerning and in connection with the Company's activities regarding the Securities Act of 1933 and 1934, and state Blue Sky laws.

     (b). In addition to the representations and warranties set forth above, the Corporation further warrants to the Consultant that the share makeup of the Corporation is as follows:
1.  Authorized:  50,000,000  shares.
3.  Outstanding:  18,500,000  shares.  (est)
4.  Free  trading:  (Float)  5,000,000  shares.
5.  Shares  subject  to  Rule  144  restrictions:  (est)  3,500,000  shares.

                        REPRESENTATIONS OF THE CONSULTANT

6.     The  Consultant  represents  to  the  Company  that:

a. The Consultant has the expertise, skills and resources to perform the services as outlined in paragraph 2 above; and
b. The Consultant has never been fined, censured or restricted from providing such services by any Federal or State regulatory authority.


     LIMITED  LIABILITY

     7. With regard to the services to be performed by the Consultant pursuant to the terms of this Agreement, the Consultant shall not be liable to the Corporation, or to anyone who may claim any right due to any relationship with the Corporation, or any acts or omissions in the performance of services on the part of the Consultant, or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to its willful misconduct or culpable negligence.

     TERMINATION

     8. This Agreement may be terminated by either party upon the giving of not less than thirty (30) days written notice, delivered to the parties at such address or addresses as set forth in Paragraph 9, below.

     In the event this Agreement is terminated by the Corporation, compensation to the consultant will be adjusted as follows:

a) In the event that this Agreement is terminated by the Corporation within the first three months of the Agreement, the consultant will retain 2/3 of the fees paid pursuant to paragraph 3 above and return 1/3 to the corporation.
b) In the event that the Corporation terminates this contract after the initial three month term has expired, the Consultant will retain the entire fee pursuant to paragraph 3 above.

     In the event this Agreement is terminated by Consultant, a portion of the compensation paid by Corporation to Consultant shall be "back-charged" to Consultant, and payable to the Corporation as follows:

a) In the event the Agreement is terminated by the Consultant in months 1 through 3, Consultant shall repay to Corporation two thirds (2/3rds) of the fees paid pursuant to Paragraph 3 above.

b) In the event the Consultant terminates this Agreement during months 4 through 6, the Corporation shall be entitled to a return of fifty percent (50%) of the fees paid in accordance with Paragraph 3 above; thereafter, all fees paid shall be deemed earned.

     In the event of a termination by either party, any repayment of funds or stock due from Consultant to Corporation may be paid either in cash or the equivalent number of shares of the Corporation received by Consultant from the Corporation in accordance with Paragraph 3 above, payable at the option of the Consultant. The valuation of said shares for purposes of repayment of shares, shall be the bid price of said shares as of the date shares are tendered back to the Corporation. If there is no bid price, then the price shall be agreed to, by separate writing, to be determined by the parties upon the execution of this agreement.

          NOTICES

     9. Notices to be sent pursuant to the terms and conditions of this Agreement, shall be sent as follows:

     As  to  Consultant:
     ------------------
Inc.  Financial  Group  LLC
15800  John  J  Delaney  Drive  Ste  325
Charlotte,  NC  28277

     As  to  Corporation:
     -------------------
ARS  Networks,  Incorporated
100  Walnut  Street
Champlain,  NY  12919

          ATTORNEYS'  FEES

     10. In the event any litigation or controversy, including arbitration, arises out of or in connection with this Agreement between the parties hereto, the prevailing party in such litigation, arbitration or controversy, shall be entitled to recover from the other party or parties, all reasonable attorneys' fees, expenses and suit costs, including those associated within the appellate or post judgment collection proceedings.

     ARBITRATION

     11. In connection with any controversy or claim arising out of or relating to this Agreement, the parties hereto agree that such controversy shall be submitted to arbitration, in conformity with the Federal Arbitration Act (Section 9 U.S. Code Section 901 et seq), and shall be conducted in accordance with the Rules of the American Arbitration Association. Any judgment rendered as a result of the arbitration of any dispute herein, shall upon being rendered by the arbitrators be submitted to a Court of competent jurisdiction within the State of North Carolina or in any state where a party to this action maintains its principal business or is a Corporation incorporated in said state.


                                  GOVERNING LAW

     12. This Agreement shall be construed under and in accordance with the laws of the State of North Carolina, and all obligations of the parties created under it are performed in Charlotte, North Carolina. Further, in any controversy arising out of this Agreement, wherein arbitration is elected, the venue for said arbitration shall be in Mecklenburg County, North Carolina, and all parties hereby consent to that venue as the proper jurisdiction for said proceedings provided herein.

                                  PARTIES BOUND

     13. This Agreement shall be binding on and inure to the benefit of the contracting parties and their respective heirs, executors, administrations, legal representatives, successors, and assigns when permitted by this Agreement.

                               LEGAL CONSTRUCTION

     14. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.



                           PRIOR AGREEMENTS SUPERSEDED

     15. This Agreement constitutes the sole and only Agreement of the contracting parties and supersedes any prior understandings or written or oral agreements between the respective parties. Further, this Agreement may only be modified or changed by written agreement signed by all parties hereto.

                  MULTIPLE COPIES OR COUNTERPARTS OF AGREEMENT

     16. The original and one or more copies of this Agreement may be executed by one or more of the parties hereto. In such event, all of such executed copies shall have the same force and effect as the executed original, and all of such counterparts taken together shall have the effect of a fully executed original. Further, this Agreement may be signed by the parties and copies hereof delivered to each party by way of fascimilie transmission, and such fascimilie copies shall be deemed original copies for all purposes if original copies of the parties' signatures are not delivered.



     *Inc Financial Group LLC CANNOT use any shares received from ARS Networks Inc. to cover any short positions.

                                    HEADINGS

     17. Headings used throughout this Agreement are for reference and convenience, and in no way define, limit or describe the scope or intent of this Agreement or effect its provisions.


     IN WITNESS WHEREOF, the parties have set their hands and seal as of the date written above.


     ARS  Networks,  Incorporated


     BY:  /s/  Sydney  Harland
          --------------------
     President


     Inc.  Financial  Group  LLC


     BY:  /s/  David  Wood
          ----------------
        President








           Instructions for delivery of stock certificates or checks::

                         MAILING CERTIFICATES OR CHECKS

                            Inc. Financial Group LLC
                       15800 John J Delaney Drive Ste 325
                               Charlotte, NC 28277


                             a.     DTC Instructions

          Please DTC 1,000,000 shares of ARSN to the following account:


                            Inc. Financial Group LLC
                             Raymond James Financial
                                   DTC # 0725